Exhibit 10.1

AMENDMENT NO. 9

This Amendment No. 9, dated as of December 31, 2013 (this “Amendment”), to that certain Credit Agreement, dated as of August 7, 2007 (as amended by Amendment No. 1, dated as of November 21, 2008, Amendment No. 2 and Consent, dated as of May 13, 2011, Amendment No. 3, dated as of March 9, 2012, Amendment No. 4, dated as of August 23, 2012, Amendment No. 5, dated as of October 4, 2012, Amendment No. 6, dated as of February 6, 2013, Amendment No. 7, dated as of February 6, 2013 and Amendment No. 8, dated as of August 26, 2013, the “Credit Agreement”), among ALLISON TRANSMISSION HOLDINGS, INC., a Delaware corporation (“Holdings”), ALLISON TRANSMISSION, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), CITICORP NORTH AMERICA, INC., as Administrative Agent, and the other agents and arrangers parties thereto, is entered into by and among Holdings, the Borrower, the Agents, the New Term B-3 Lenders (as defined below), the Revolving Lenders, the Issuing Lender and the Swingline Lender. Capitalized terms used herein but not defined herein are used as defined in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Borrower has hereby notified the Administrative Agent and each Term Lender that it intends to incur Specified Refinancing Debt pursuant to Section 2.26(b) of the Credit Agreement in order to refinance $650,000,000 of the outstanding principal amount of the Term B-2 Loans outstanding under the Credit Agreement immediately prior to the Ninth Amendment Effective Date (as defined below) (the “Existing Term B-2 Loans”);

WHEREAS, pursuant to Section 2.26(c) of the Credit Agreement, the Borrower may incur Specified Refinancing Debt by, among other things, entering into this Amendment pursuant to the terms and conditions of the Credit Agreement with Term Lenders agreeing to provide such Specified Refinancing Debt;

WHEREAS, the Borrower has requested that (i) the new term Lenders party hereto (each, a “New Term B-3 Lender”) and (ii) the Lenders holding Existing Term B-2 Loans that have executed and delivered a consent to this Amendment substantially in the form of Exhibit A hereto (a “Lender Consent”) indicating the Rollover Settlement Option (each, a “Rollover Term B-3 Lender”) extend credit to the Borrower in the form of Term Loans in an aggregate principal amount of $650,000,000 (the “Additional Term B-3 Loans”), the proceeds of which shall repay the Existing Term B-2 Loans;

WHEREAS, each New Term B-3 Lender has indicated its willingness to lend such Additional Term B-3 Loans in the aggregate amount specified on its signature page to this Amendment on the terms and subject to the conditions herein;

WHEREAS, each Rollover Term B-3 Lender has agreed to make Additional Term B-3 Loans on the Ninth Amendment Effective Date, in an aggregate amount equal to such Rollover Term B-3 Lender’s Existing Term B-2 Loans (or such lesser amount as may be allocated to such Rollover Term B-3 Lender by the Administrative Agent), the proceeds of which shall be used to repay such Lender’s Existing Term B-2 Loans, and has authorized the Administrative Agent to execute this Amendment on its behalf;

WHEREAS, each Lender holding an Existing Term B-2 Loan that shall have executed and delivered a Lender Consent indicating the “Assignment Settlement Option” (each, an “Assignment Term B-3 Lender”) has indicated its willingness to accept an Assignment and Assumption of Additional Term B-3 Loans from Citibank, N.A., as a New Term B-3 Lender, in an aggregate amount equal to such Assignment Term B-3 Lender’s Existing Term B-2 Loans (or such lesser amount as may be allocated to such Assignment Term B-3 Lender by the Administrative Agent), and has authorized the Administrative Agent to execute this Amendment on its behalf;

WHEREAS, the Borrower has requested that (i) the Revolving Lenders (including the New Revolving Lenders (as defined below)) extend credit to the Borrower in the form of additional Revolving Commitments in an aggregate principal amount of up to $100,000,000 and (ii) the Required Lenders, the Revolving Lenders, the Issuing Banks and the Swingline Lender amend the Credit Agreement to increase the aggregate amount of Revolving Commitments to $500,000,000 and to extend the Revolving Termination Date;

WHEREAS, in the event this Amendment is approved by the Required Lenders but not all of the Revolving Lenders, the Borrower desires to replace those Revolving Lenders that have not approved this Amendment (“Non-Consenting Lenders”) by causing such Non-Consenting Lenders to assign their Revolving Commitments to certain Assignees (each, a “New Revolving Lender”) in accordance with Sections 2.24 and 10.6 of the Credit Agreement;

WHEREAS, (i) each New Revolving Lender has indicated its willingness to purchase the Revolving Commitments of the Non-Consenting Lenders and (ii) each Revolving Lender (including each New Revolving Lender) has indicated its willingness to provide Revolving Commitments in the aggregate amount set forth next to such Revolving Lender’s name on Schedule I hereto (which schedule shall reflect the purchases described in clause (i) above) on the terms and subject to the conditions herein;

WHEREAS, the Borrower has requested that the Required Lenders and the Issuing Lender amend the Credit Agreement to increase the L/C Commitment to $75,000,000 and that the Required Lenders amend the Credit Agreement in certain other respects as set forth in Section 3 below; and

WHEREAS, each New Term B-3 Lender, each Rollover Term B-3 Lender, each Revolving Lender (including each New Revolving Lender), the Issuing Lender, the Swingline Lender and each Term Lender that shall have executed and delivered a Lender Consent indicating its “Consent Only” (which Lenders collectively constitute the Required Lenders) have agreed subject to the terms and conditions set forth herein to amend the Credit Agreement as set forth in Section 3 below and have authorized the Administrative Agent to execute this Amendment on its behalf,

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. ADDITIONAL TERM B-3 LOANS.

1.1 Additional Term B-3 Loans. Each Rollover Term B-3 Lender hereby agrees to make Additional Term B-3 Loans up to the aggregate amount of the aggregate principal amount of such Lender’s Existing Term B-2 Loans on the Ninth Amendment Effective Date (as defined in Section 4 below). Each New Term B-3 Lender hereby agrees to make Additional Term B-3 Loans up to the aggregate amount specified on such New Term B-3 Lender’s signature page to this Amendment on the Ninth Amendment Effective Date. Pursuant to Section 2.26 of the Credit Agreement, the Additional Term B-3 Loans shall have the terms set forth in this Amendment and in the Credit Agreement (as amended by this Amendment).

1.2 Use of Proceeds. The proceeds of the Additional Term B-3 Loans shall be applied toward the payment of (a) the aggregate outstanding principal amount of the Existing Term B-2 Loans and (b) fees, expenses and original issue discount payable in connection with the Additional Term B-3 Loans.

1.3 Credit Agreement Governs. Effective as of the Ninth Amendment Effective Date, except as set forth in this Amendment, (a) the Additional Term B-3 Loans shall have identical terms as the Term B-3 Loans made pursuant to the Eighth Amendment and shall otherwise be subject to the provisions, including any provisions restricting the rights, or regarding the obligations, of the Loan Parties or any provisions regarding the rights of the Term Lenders, of the Credit Agreement and the other Loan Documents, (b) the Additional Term B-3 Loans shall be Specified Refinancing Debt and Specified Refinancing Term Loans under the Credit Agreement, (c) this Amendment (other than Sections 2 and 3 hereof) shall be a Refinancing Amendment under the Credit Agreement, (d) all references to the Term B-3 Loans shall be deemed to refer to the existing Term B-3 Loans and the Additional Term B-3 Loans, (e) the definitions of “Additional Term B-3 Loans” and “Term B-3 Loans” in the Credit Agreement are hereby amended and restated in its entirety to read as follows below and (f) the definition of, “Ninth Amendment” and “Ninth Amendment Effective Date”, shall hereby be inserted into Section 1.1 of the Credit Agreement in the correct alphabetical order:

“Additional Term B-3 Loans”: the term loans made pursuant to the Ninth Amendment on the Ninth Amendment Effective Date.

“Ninth Amendment”: Amendment No. 9 to the Credit Agreement, dated as of December 31, 2013, among Holdings, the Borrower, the Administrative Agent, the Collateral Agent and the Lenders party thereto.

“Ninth Amendment Effective Date”: as defined in the Ninth Amendment.

“Term B-3 Loans”: the Term B-3 Loans issued on the Eighth Amendment Effective Date and the Additional Term B-3 Loans.

SECTION 2. ADDITIONAL REVOLVING LOANS

Effective as of the Ninth Amendment Effective Date upon satisfaction of the conditions precedent set forth in Section 4.2;

2.1 Additional Revolving Commitments. Subject to the terms and conditions of the Credit Agreement (as amended hereby), each New Revolving Lender severally agrees to make Revolving Loans in Dollars to the Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender’s Revolving Percentage of the sum of (x) the L/C Obligations then outstanding and (y) the aggregate principal amount of the Swingline Loans then outstanding, does not exceed the amount of such Lender’s Revolving Commitment.

2.2 Credit Agreement Governs. (a) the Revolving Commitments of each New Revolving Lender shall have identical terms as the existing Revolving Commitments and shall otherwise be subject to the provisions, including any provisions restricting the rights, or regarding the obligations, of the Loan Parties or any provisions regarding the rights of the Revolving Lenders, of the Credit Agreement (as amended hereby) and the other Loan Documents and (b) each New Revolving Lender agrees that it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of its Revolving Commitment, shall have the obligations of a Lender thereunder. To the extent not already a Lender, each New Revolving Credit Lender shall become Lenders under the Credit Agreement.

SECTION 3. ADDITIONAL AMENDMENTS TO THE LOAN DOCUMENTS

Effective as of the Ninth Amendment Effective Date (as defined in Section 4 below) and subject to the satisfaction of the conditions 4.2;

3.1 Part A of Schedule I to the Credit Agreement is hereby amended and restated in its entirety an replaced with Schedule I attached hereto.

3.2 The definition of “Pricing Grid” in Section 1.1 of the Credit Agreement is hereby amended by (i) replacing the table with respect to the Revolving Credit Facility in such definition with the following:

Total Leverage Ratio	Applicable Interest Margin for LIBO Rate Loans	Applicable Margin for Base Rate Loans	Applicable Commitment Fee Rate
>4.00:1.00	2.25%	1.25%	0.375%
≤4.00:1.00 and >3.50:1.00	2.00%	1.00%	0.375%
≤3.50:1.00	1.75%	0.75%	0.25%

and (ii) replacing each occurrence of the phrase “Total Senior Secured Leverage Ratio” in the last paragraph of such definition with “Total Leverage Ratio”.

3.3 Section 1.1 of the Credit Agreement is hereby amended by (i) deleting in whole the definition of “Scheduled Revolving Termination Date” and replacing every occurrence of such definition in the Credit Agreement with “Revolving Termination Date” and (ii) amending the following definitions to be replaced in their entirety as follows:

“L/C Commitment”: $75,000,000.

“Revolving Commitments”: as to any Lender, the obligation of such Lender, if any, to make Revolving Loans and participate in Swingline Loans and Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Revolving Commitment” on Schedule I, or, as the case may be, in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. As of the Ninth Amendment Effective Date, the aggregate amount of the Revolving Commitments is $410,000,000, provided that, at the request of the Borrower, on or prior to February 15th, 2014, up to $90,000,000 of additional Revolving Commitments may be provided by one or more Persons identified by the Borrower and agreeing to provide such Revolving Commitments so long as no Revolving Loans are outstanding at the time of such increase and, following such request, the Administrative Agent may approve such Persons (with the consent of each Issuing Lender and the Swingline Lender and following receipt of any information from such Persons requested by the Administrative Agent, including an administrative questionnaire) to provide such additional Revolving Commitments; provided, further that such Persons deliver executed signature pages to this Agreement upon which such Persons shall be Revolving Lenders and Schedule I shall be updated by the administrative Agent to reflect such additional Revolving Commitments.

“Revolving Termination Date”: January 27, 2019.

3.4 Section 1.1 of the Credit Agreement is hereby amended by inserting, it is proper alphabetical order, the following new definitions:

“Financial Covenant”: the covenant contained in Section 7.1(a).

“Financial Covenant Event of Default”: as defined in Section 8(k).

3.5 Section 6.2(c) is hereby amended and restated in its entirety as follows:

as soon as available, but in any event not later than 60 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year and the related consolidated statements of projected cash flow and projected income (collectively, the “Annual Operating Budget”)); provided, that delivery of such Annual Operating Budget shall not be required so long as Holdings or the Borrower is required to make public filings to the holders of any class of its debt or public equity securities with the SEC;

3.6 Section 7.1(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

As of the end of each fiscal quarter of the Borrower for so long as any Revolving Commitment remains outstanding or any Obligations remain outstanding to any Revolving Lender, except with the written consent of the Majority Revolving Facility Lenders, permit the Total Senior Secured Leverage Ratio of the Borrower for any period of four consecutive fiscal quarters of the Borrower ending as of the last day of such fiscal quarter to exceed 5.50:1.00.

Notwithstanding the foregoing, if on the last day of any fiscal quarter for which the Total Senior Secured Leverage Ratio is tested pursuant to the prior sentence, the Total Senior Secured Leverage Ratio exceeds the applicable ratio set forth above by not more than 0.50:1.00 (after giving effect to the application of any Specified Equity Contribution for such fiscal quarter, if applicable), the Borrower may elect by written notice to the Administrative Agent to be delivered any time on or after the first day and prior to the day that is ten Business Days after the day on which financial statements are required to be delivered for such fiscal quarter pursuant to Section 6.1 to increase the Applicable Margin by 0.25% for the next fiscal quarter (retroactive to the first day of such fiscal quarter) and upon such election the Borrower shall be deemed to be in compliance with this Section 7.1(a) (the “Rate-Based Cure”); provided that the Rate-Based Cure shall only be available for any four separate fiscal quarter periods (but no more than two consecutive fiscal quarter periods) during the term of the Facilities. The Rate-Based Cure shall be separate and apart from a Specified Equity Contribution made pursuant to clause (b) below and both may be applied in the same fiscal quarter.

3.7 Section 8(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

Any Loan Party shall default in the observance or performance of any agreement contained in Section 6.7(a) or Section 7 (other than the Financial Covenant); or

3.8 Section 8 of the Credit Agreement is hereby amended by deleting the word “or” after the end of clause (j) thereof and adding the following new clauses (k) and (l) in the correct alphabetical order:

(k) Solely with respect to the Revolving Loans, Swingline Loans and the Letters of Credit, the Borrower shall fail to observe or perform the Financial Covenant (“Financial Covenant Event of Default”); provided that notwithstanding anything to the contrary in this Agreement or the other Loan Documents, a Financial Covenant Event of Default shall not constitute an Event of Default with respect to any Term Loans except as set forth in clause (l) below; or

(l) With respect to the Term Loans, any Financial Covenant Event of Default shall have occurred and the Majority Revolving Facility Lenders shall, as a result of such event, (i) terminate the Revolving Commitments or (ii) declare the Revolving Loans then outstanding to be due and payable prior to the Revolving Termination Date, in whole or in part; provided that no Event of Default shall remain continuing under this clause upon the Majority Revolving Facility Lenders rescinding such acceleration and/or waiving such Financial Covenant Cross Default with respect to the Revolving Loans.

3.9 Section 8 of the Credit Agreement is hereby amended by amending and restating the last paragraph thereof to read in its entirety as follows:

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other Obligations owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) the Administrative Agent may, with the consent of, and shall, upon the request of, the Required Lenders (or, with respect to a Financial Covenant Event of Default, the consent of the Majority Revolving Facility Lenders only, and in such case, without limiting Section 8(l)), by notice to the Borrower declare the Revolving Commitments to be terminated forthwith and declare the Revolving Loans hereunder (with accrued interest thereon) and all other Obligations owing to any Revolving Lender, Swingline Lender or Issuing Lender under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable and the Revolving Commitments shall immediately terminate; and (ii) except with respect to an Event of Default specified in Section 8(k), the Administrative Agent may, with the consent of, and shall, upon the request of, the Required Lenders declare the Loans hereunder (with accrued interest thereon) and all other Obligations owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. In the case of all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been backstopped or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower then due and owing hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section or otherwise in any Loan Document, presentment, demand and protest of any kind are hereby expressly waived by the Borrower.

3.10 Section 1.1 of the Guarantee and Collateral Agreement is hereby amended by deleting the definition of “Guarantors” therein, so that such term shall have the meaning given to it in the Credit Agreement pursuant to Section 1.1(a) of the Guarantee and Collateral Agreement.

SECTION 4. CONDITIONS PRECEDENT

4.1 Additional Term B-3 Loans. The making of the Additional Term B-3 Loans on the date hereof (the “Ninth Amendment Effective Date”) shall be subject to the following conditions precedent having been satisfied or duly waived:

(a) Certain Documents. The Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent:

(i) this Amendment, duly executed by each of the Borrower, Holdings, the Administrative Agent and each New Term B-3 Lender;

(ii) Lender Consents duly executed by each Rollover Term B-3 Lender and each Assignment Term B-3 Lender;

(iii) a solvency certificate signed by the chief financial officer on behalf of the Borrower, substantially in the form of Exhibit G of the Credit Agreement;

(iv) a closing certificate of each Loan Party, substantially in the form of Exhibit B hereto, with appropriate insertions and attachments; and

(v) an executed legal opinion of Latham & Watkins LLP, counsel to the Loan Parties, in form and substance reasonably acceptable to the Administrative Agent.

(b) Fees and Expenses. The Borrower have paid in full on the Ninth Amendment Effective Date:

(i) all fees and reimbursable expenses that have been invoiced as of the Ninth Amendment Effective Date that are due and payable to any Person under any engagement letter entered into in connection with this Amendment;

(ii) to each Term Lender that shall have executed and delivered a Lender Consent, an amendment fee in the amount of 0.125% of the aggregate outstanding amount of such Lender’s Term Loans (other than (x) Existing Term B-2 Loans of any Rollover Term B-3 Lender that are converted to Term B-3 Loans on the Ninth Amendment Effective Date and (y) Existing Term B-2 Loans of any Assignment Term B-3 Lender that repaid on the Ninth Amendment Effective Date).

(c) Representations and Warranties. Each of the representations and warranties contained in Section 5 below shall be true and correct.

(d) USA Patriot Act. The Additional Term B-3 Lenders shall have received from each of the Loan Parties documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA Patriot Act, to the extent such documentation or other information has been requested in writing at least five (5) Business Days prior to the Ninth Amendment Effective Date.

4.2 Additional Revolving Commitments and other Amendments to Loan Documents. Notwithstanding the occurrence of the Ninth Amendment Effective Date, the amendments to the Credit Agreement contained in Sections 2 and 3 above shall be subject to the following conditions precedent having been satisfied or waivered on the Ninth Amendment Effective Date:

(a) The Ninth Amendment Effective Date shall have occurred and the conditions precedent set forth in Section 4.1 shall have been satisfied;

(b) Certain Documents. The Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent:

(i) this Amendment, duly executed by each of the Borrower, Holdings, the Administrative Agent, each New Term B-3 Lender, each Revolving Lender (including each New Revolving Lender), the Swingline Lender and the Issuing Lender; and

(ii) Lender Consents duly executed by Rollover Term B-3 Lenders and other Term Lenders indicating “Consent Only” that, collectively with the Revolving Lenders (other than the New Revolving Lenders) and the New Term B-3 Lenders that have duly executed this Amendment, constitute the Required Lenders.

(c) Interest and other Amounts. The Borrower shall have paid in full in cash to the Administrative Agent (i) for the benefit of the Revolving Lenders, all accrued and unpaid interest and commitment fees owing to the Lenders that are Revolving Lenders under the Credit Agreement immediately prior to giving effect to the Ninth Amendment Effective Date and (ii) for the benefit of the Non-Consenting Lenders, all amounts owing to any Non-Consenting Lender under Section 2.19, 2.20 or 2.21 of the Credit Agreement.

(d) Fees. The Borrower shall have paid in full on the Ninth Amendment Effective Date to each Revolving Lender party hereto a fee in the amount equal to 0.50% of such Revolving Lender’s Revolving Commitment set forth on Schedule I hereto.

(e) USA Patriot Act. The New Revolving Lenders shall have received from each of the Loan Parties documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA Patriot Act, to the extent such documentation or other information has been requested in writing at least five (5) Business Days prior to the Ninth Amendment Effective Date.

4.3 Notwithstanding anything herein to the contrary, the Term B-3 Loans shall be made on the Ninth Amendment Effective Date as contemplated by Section 1 of this Amendment, irrespective of whether the conditions precedent set forth in Section 4.2 have been satisfied.

SECTION 5. REPRESENTATIONS AND WARRANTIES

Each of Holdings and the Borrower, on behalf of itself and each Loan Party, hereby represents and warrants to the Agents and each Lender, with respect to all Loan Parties, as follows:

5.1 Incorporation of Representations and Warranties from Loan Documents. After giving effect to this Amendment, each of the representations and warranties in the Credit Agreement and in the other Loan Documents are true and correct in all material respects (except to the extent that such representation or warranty is qualified as to materiality, in which case it shall be true and correct in all respects) on and as of the date hereof as though made on and as of such date, except to the extent that any such representation or warranty expressly relates to an earlier date;

5.2 Corporate Power and Authority. Each of Holdings and the Borrower has taken all necessary action to authorize the execution, delivery and performance of this Amendment, this Amendment has been duly executed and delivered by each of Holdings and the Borrower, and this

Amendment is the legal, valid and binding obligation of each of Holdings and the Borrower, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles; and

5.3 Absence of Default. Neither Holdings, the Borrower nor any of its Restricted Subsidiaries is in violation of any Requirement of Law or Contractual Obligation that could reasonably be expected to have a Material Adverse Effect. At the time of and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

SECTION 6. LENDER ASSIGNMENT AND ASSUMPTION, CONSENTS AND WAIVERS

6.1 Rollover of Term B-2 Loans. Each Rollover Term B-3 Lender agrees that, upon the Ninth Amendment Effective Date, all (or such lesser amount as the Administrative Agent may allocate to such Lender) of its Existing Term B-2 Loans shall be converted to Term B-3 Loans under the Credit Agreement, and such Existing Term B-2 Loans shall be deemed repaid in full on the Ninth Amendment Effective Date, including for all accrued and unpaid interest, fees, expenses and other compensation owed to such Rollover Term B-3 Lender and due and payable by the Borrower pursuant to the Credit Agreement and this Amendment.

6.2 Assignment of Term B-2 Loans. The Existing Term B-2 Loans of each Lender (other than the Loans converted to Term B-3 Loans pursuant to clause (a) above) shall be repaid in full on the Ninth Amendment Effective Date, including for all accrued and unpaid interest, fees, expenses and other compensation owed to such Lender and due and payable by the Borrower pursuant to the Credit Agreement and this Amendment. Each Assignment Term B-3 Lender agrees to purchase pursuant to an Assignment and Assumption in accordance with Section 10.06 of the Credit Agreement on or immediately after the Ninth Amendment Effective Date and assume from a Lender designated by the Administrative Agent Term B-3 Loans in an amount equal to the principal amount of such repayment (or such lesser amount as the Administrative Agent may allocate to such Lender).

6.3 Omnibus Assignment and Assumption. On the Ninth Amendment Effective Date upon satisfaction of the conditions precedent in Section 4.2, each New Revolving Lender (each, an “Assignee”) hereby purchases and assumes from each existing Revolving Lender having Revolving Commitments outstanding immediately prior to the Ninth Amendment Effective Date (including each Non-Consenting Lender) (each an “Assignor”), and each Assignor hereby sells and assigns, or is deemed to sell and assignee pursuant to Section 2.24 of the Credit Agreement, to each Assignee, without recourse or warranty, all of such Assignor’s rights and obligations under the Credit Agreement with respect to Revolving Commitments, any Revolving Loans and participations in Letters of Credit and any Swingline Loans, to be allocated among Assignees as set forth on Schedule I hereto, to the extent that such Assignor’s Revolving Commitments will be reduced by giving effect to this Amendment and such Assignee’s Revolving Commitments will be increased by giving effect to this Amendment.

6.4 New Revolving Lenders. Each Assignee, (a) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (b) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (c) agrees that it will perform in accordance with their terms all of the obligations that, by the terms of the Credit Agreement, are required to be performed by it as a Lender, (d) represents and warrants that it (i) is an Assignee (as defined in the Credit Agreement), (ii)

has full power and authority, and has taken all actions necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and (iii) is sophisticated with respect to decisions to acquire assets of the type represented by the Commitments and either it or the Person exercising discretion in making the decision to acquire the Commitments of such New Revolving Lender is experienced in acquiring assets of such type, (e) confirms it has received or has been given the opportunity to receive such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and become a party to the Credit Agreement and to assume its Commitments independently and without reliance upon the Administrative Agent or any Lender, (f) has specified its Domestic Lending Office (and address for notices) and Eurodollar Lending Office in writing to the Administrative Agent and (g) if applicable, has delivered to the Administrative Agent two properly completed Forms W-8BEN, W-8ECI or successor or form prescribed by the Internal Revenue Service of the United States, certifying that such New Revolving Lender is entitled to receive all payments under the Credit Agreement and the Notes payable to it without deduction or withholding of any United States federal income taxes.

6.5 Existing Revolving Lenders. Each Assignor party hereto (a) represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim and (ii) it has full power and authority, and has taken all actions necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby, (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any collateral thereunder, and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and any other Loan Party or the performance or observance by the Borrower and any other Loan Party of any of its obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto.

6.6 Waivers. Each Assignor party hereto and each Assignee hereby waive the requirements and benefits of Section 10.6(b)(ii)(A) and (B) of the Credit Agreement solely with respect to the assignments made pursuant to this Section 6. Notwithstanding anything herein to the contrary, each Assignor, Rollover Term B-3 Lender and Assignment Term B-3 Lender hereby waives the payment of any breakage loss or expense under Section 2.21 of the Credit Agreement in connection with the repayment of Existing Term B-2 Loans or the assignments made pursuant to this Section 6 on the Ninth Amendment Effective Date. Each Rollover Term B-3 Lender and Assignment Term B-3 Lender hereby waives the notice provisions of Section 2.11(a) of the Credit Agreement with respect to the repayment of its Existing Term B-2 Loans contemplated by Sections 6.1 and 6.2, as applicable.

6.7 Consent. The Borrower, Administrative Agent, each Issuing Lender and the Swingline Lender hereby consent to the assignments made pursuant to this Section 6.

SECTION 7. MISCELLANEOUS

7.1 Reference to and Effect on the Loan Documents.

(a) As of the Ninth Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder”, “thereof” and words of like import), shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(b) Except as expressly amended hereby, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent, any Lender or any Issuing Lender under the Credit Agreement or any Loan Document, or constitute a waiver or amendment of any other provision of the Credit Agreement or any Loan Document (as amended hereby) except as and to the extent expressly set forth herein.

7.2 Costs and Expenses. The Borrower agrees to reimburse the Administrative Agent for its costs and expenses in connection with this Amendment (and the other Loan Documents delivered in connection herewith) as provided in Section 10.5 of the Credit Agreement.

7.3 Reaffirmation. Each of Holdings and the Borrower hereby confirms that the guaranties, security interests and liens granted pursuant to the Loan Documents continue to guarantee and secure the Obligations as set forth in the Loan Documents and that such guaranties, security interests and liens remain in full force and effect. Each of Holdings and the Borrower confirms and ratifies its obligations under each of the Loan Documents executed by it after giving effect to this Amendment.

7.4 Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Receipt by the Administrative Agent of a facsimile copy of an executed signature page hereof shall constitute receipt by the Administrative Agent of an executed counterpart of this Amendment.

7.5 Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

7.6 Loan Document and Integration. This Amendment is a Loan Document, and together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

7.7 Headings. Section headings contained in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

7.8 Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers and members thereunto duly authorized, as of the date indicated above.

ALLISON TRANSMISSION HOLDINGS, INC.

By:	/s/ David S. Graziosi
	Name:	David S. Graziosi
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

ALLISON TRANSMISSION, INC.

By:	/s/ David S. Graziosi
	Name:	David S. Graziosi
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

[AMENDMENT NO. 9 TO CREDIT AGREEMENT]

CITICORP NORTH AMERICA, INC., as Administrative Agent, Collateral Agent and Swingline Lender

By:	/s/ Matthew Burke
Name: Matthew Burke
Title: Vice President

CITIBANK, N.A., as Issuing Lender

By:	/s/ Matthew Burke
Name: Matthew Burke
Title: Vice President

[AMENDMENT NO. 9 TO CREDIT AGREEMENT]

Name of Lender: CITIBANK, N.A.

Executing as a New Term B-3 Lender:

by	/s/ Matthew Burke
Name: Matthew Burke
Title: Vice President

For any Institution requiring a second signature line:

by
Name:
Title:

Credit Agreement Reference	Aggregate Principal Amount

Additional Term B-3 Loan	$174,409,628.94

[AMENDMENT NO. 9 TO CREDIT AGREEMENT]

Name of Lender:

Executing as a Revolving Lender:

by
Name:
Title:

For any Institution requiring a second signature line:

by
Name:
Title:

[AMENDMENT NO. 9 TO CREDIT AGREEMENT]

Schedule I

Commitments

A. Revolving Commitments

Lender	Revolving Commitment
Citicorp North America, Inc.	$76,000,000
Barclays Bank PLC	$60,000,000
Merrill Lynch Capital Corporation	$60,000,000
JPMorgan Chase Bank, N.A.	$60,000,000
Fifth Third Bank	$35,000,000
Sumitomo Mitsui Banking Corporation	$35,000,000
BMO Harris Bank	$25,000,000
Deutsche Bank AG New York Branch	$24,000,000
Credit Suisse	$24,000,000
Morgan Stanley Bank, N.A.	$24,000,000
Goldman Sachs Bank USA	$12,000,000

Exhibit A

Term Lender Consent to Amendment No. 9

This Lender Consent (“Lender Consent”) to Amendment No. 9 (the “Amendment”) to that certain Credit Agreement, dated as of August 7, 2007 (as amended by Amendment No. 1, dated as of November 21, 2008, Amendment No. 2 and Consent, dated as of May 13, 2011, Amendment No. 3, dated as of March 9, 2012, Amendment No. 4, dated as of August 23, 2012, Amendment No. 5, dated as of October 4, 2012, Amendment No. 6, dated as of February 6, 2013, Amendment No. 7, dated as of February 6, 2013 and Amendment No. 8, dated as of August 26, 2013, the “Credit Agreement”), among Allison Transmission Holdings, Inc., a Delaware corporation, Allison Transmission, Inc., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto, Citicorp North America, Inc., as Administrative Agent, and the other agents and arrangers parties thereto. Capitalized terms used but not defined in this Lender Consent have the meanings assigned to such terms in the Credit Agreement (as amended by the Amendment).

The undersigned hereby irrevocably and unconditionally agrees to the following (check only ONE option):

Rollover Settlement Option

☐	to approve the Amendment and to deem prepaid 100% of the outstanding principal amount of the Existing Term B-2 Loans held by such Lender (or such lesser amount allocated to such Lender by the Administrative Agent) with proceeds of a new Term B-3 Loan in a like principal amount.

Assignment Settlement Option

☐	to approve the Amendment and to have 100% of the outstanding principal amount of the Existing Term B-2 Loans held by such Lender prepaid on the Ninth Amendment Effective Date and to purchase by assignment new Term B-3 Loans in a like principal amount (or such lesser amount allocated to such Lender by the Administrative Agent).

Consent Only

☐	solely to approve the amendments to the Credit Agreement contained in Sections 2 and 3 of the Amendment.

IN WITNESS WHEREOF, the undersigned has caused this Lender Consent to be executed and delivered by a duly authorized signatory as of the              of December, 2013.

(insert name of the legal entity above and check one or both boxes below)

as a       ☐ Term B-2 Lender       ☐ Term B-3 Lender

by
Name:
Title:

For any Institution requiring a second signature line:

by
Name:
Title:

Name of Fund Manager (if applicable):

Exhibit B

FORM OF CLOSING CERTIFICATE

CLOSING CERTIFICATE

OF

ALLISON TRANSMISSION HOLDINGS, INC.

Pursuant to Section 2.1(d) of Amendment No. 9, dated as of December [    ], 2013 (the “Amendment”; unless otherwise defined herein, terms defined in the Amendment and used herein shall have the meanings given to them in the Amendment), to that certain Credit Agreement, dated as of August 7, 2007 (as amended, restated, supplemented or otherwise modified from time to time, including but not limited to, the Amendment, the “Credit Agreement”), among Allison Transmission Holdings, Inc. (“Holdings”), Allison Transmission, Inc. (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement as lenders (the “Lenders”), Citicorp North America, Inc., as Administrative Agent, and the other agents and arrangers parties thereto, the undersigned Assistant Secretary of Allison Transmission Holdings, Inc. (the “Company”), hereby certifies on behalf of the Company as follows:

1.	Eric C. Scroggins is the duly elected and qualified Secretary of the Company and the signature set forth for such officer below is such officer’s true and genuine signature.

The undersigned Secretary of the Company hereby certifies as follows:

1.	Attached hereto as Annex 1 is a true and complete copy of a Certificate of Good Standing or the equivalent from the Company’s jurisdiction of organization dated as of a recent date prior to the date hereof.

2.	Attached hereto as Annex 2 is a true and complete copy of resolutions duly adopted by the Board of Directors of the Company on [ ]. Such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect and are the only corporate proceedings of the Company now in force relating to or affecting the matters referred to therein.

3.	Attached hereto as Annex 3 is a true and complete copy of the Bylaws of the Company as in effect on the date hereof.

4.	Attached hereto as Annex 4 is a true and complete certified copy of the Articles of Incorporation of the Company as in effect on the date hereof, and such Articles of Incorporation have not been amended, repealed, modified or restated.

5.	The persons listed on Schedule I hereto are now duly elected and qualified officers of the Company holding the offices indicated next to their respective names on Schedule I hereto, and the signatures appearing opposite their respective names on Schedule I hereto are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Company each of the Loan Documents to which it is a party and any certificate or other document to be delivered by the Company pursuant to the Loan Documents to which it is a party.

6.	Latham & Watkins LLP may rely on this certificate in rendering its opinion.

IN WITNESS WHEREOF, the undersigned have hereunto set our names as of the date set forth below.

ALLISON TRANSMISSION HOLDINGS, INC.

Name: Eric C. Scroggins	Name: David S. Graziosi
Title: Vice President, General Counsel and Secretary	Title: Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

Date: [            ], 2013

[HOLDINGS SIGNATURE PAGE TO AMENDMENT NO. 4 CLOSING CERTIFICATE]

Schedule I

to Closing Certificate

NAME	OFFICE	SIGNATURE
David S. Graziosi	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

Eric C. Scroggins	Vice President, General Counsel and Secretary

Annex 1

Annex 2

Annex 3

Annex 4